Exhibit 10.1

MERGER AGREEMENT

This Merger Agreement (“Agreement”) is entered into effective as of March 29, 2010, by and among CDSS Wind Down, Inc., a Delaware corporation (“CDSS”), CDSS Merger Corporation, a Delaware corporation and a newly-created wholly-owned subsidiary of CDSS (“Merger Sub”), and Green Energy Management Services, Inc., a Delaware corporation (“Company”) (each a “Party” and collectively the “Parties”).

RECITALS

A.           This Agreement contemplates a reverse triangular merger, of Merger Sub with and into Company in a transaction intended to qualify as a tax free reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

B.           At the Closing, all holders (“Company Holders”) of shares of common stock, no par value per share (“Company Shares”), of the Company will receive shares of common stock, par value $0.01 (“CDSS Shares”) of CDSS in exchange for all of their Company Shares, and the Company will become a wholly-owned Subsidiary of CDSS.

NOW, THEREFORE, in consideration of the premises and the representations, warranties and covenants contained herein, the Parties agree as follows.

1.             Basic Transaction.

A.           Merger. On and subject to the terms and conditions of this Agreement, Merger Sub will merge with and into Company (the “Merger”). Pursuant to the Merger, the Company Shares will be converted into CDSS Shares at the rate set forth herein. The Company will be the corporation surviving the Merger (after the Closing, the “Surviving Corporation”), and the separate corporate existence of Merger Sub will cease.

B.           Documents. As soon as practicable following the execution of this Agreement, each Party will promptly prepare, execute and deliver to the others the various certificates, instruments, and documents referred to herein.

C.           Closing. The closing of the Merger will take place as soon as practicable on the business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transaction, other than conditions with respect to actions the respective Parties will take at the Closing itself, or such other time as the Parties may mutually determine (the “Closing”). The Closing is currently anticipated to occur on or before April 30, 2010.

D.           Merger Certificate. At the Closing of the Merger, CDSS will file with the Secretary of State of the State of Delaware a Certificate of Merger between Company and Merger Sub (the “Merger Certificate”).

E.           Effect of Merger.

  (1)           General. The Merger will become effective upon filing of the Merger Certificate with the Secretary of State of the State of Delaware (the “Effective Time”). The Merger will have the effect set forth in the DGCL. The Surviving Corporation may, at any time after the Closing, take any action, including executing or delivering any document, in the name and on behalf of either the Company or Merger Sub in order to carry out and effectuate the transactions contemplated by this Agreement.

(2)           Certificate of Incorporation. The certificate of incorporation of CDSS will be amended and restated at and as of the Effective Time, and the name of CDSS will be changed to “Green Energy Management Systems Holdings, Inc.”

(3)           Bylaws. The bylaws of CDSS may be amended and restated at and as of the Closing.

(4)           Directors and Officers. At the Closing, the officers and directors of CDSS and Merger Sub immediately prior to the Effective Time shall resign, and the officers and directors listed on Schedule 1(E)(4) (which will be attached prior to Closing) will be appointed as officers and directors of CDSS and Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

(5)           Conversion of Company Shares and Reverse Split of CDSS Shares.

(a)           Conversion. At and as of the Effective Time:

(i)
each issued and outstanding Company Share (other than any Dissenting Shares) will, by virtue of the Merger and without any further action on behalf of CDSS, Merger Sub, the Company, or any Company Holder, automatically be converted into and become 0.352 validly issued, fully paid and non-assessable CDSS Shares, such that the Company Holders shall receive an aggregate of 351,691,756 CDSS Shares (representing eighty  percent (80%) of the fully-diluted shares of common stock of CDSS after the Closing after giving effect to the three for one reverse stock split referred to in subsection (b) below));  ,

(ii)	each Dissenting Share will be converted into the right to receive payment from Surviving Corporation with respect thereto in accordance with the provisions of the DGCL, and

(iii)	all unissued and treasury Company Shares will be cancelled.

(b)           Reverse Split.  Prior to or as of the Effective Time, CDSS will increase its authorized capital to 500,000,000 shares of common stock and effect a reverse stock split pursuant to which each  three (3) issued and outstanding CDSS Shares will automatically be converted into and become one validly issued, fully paid and non-assessable CDSS Share, par value $0.0001, rounding up to the nearest whole share, such that there remain a total of approximately 439,614,695 post-Merger CDSS Shares resulting from such split.

(c)           Share Certificates. Following the Closing, upon surrender of an original certificate representing Company Shares or pre-Merger CDSS Shares, CDSS will cause to be issued a stock certificate for CDSS Shares to which such Person is entitled, bearing any necessary or appropriate restrictive legend. CDSS will not pay any dividend or make any distribution on Company Shares or CDSS Shares with a record date at or after the Closing until the record holder surrenders for exchange his, her, or its certificates that represented Company Shares or pre-Merger CDSS Shares.

(d)           Lost certificates.  If any certificate evidencing Shares shall has been lost, stolen or destroyed, upon the making of an affidavit in form acceptable to CDSS’ Transfer Agent of that fact by the Person claiming the certificate to be lost, stolen or destroyed and an indemnity bond in such amount as the Transfer Agent may direct, as collateral security against any claim that may be made with respect to the certificate, CDSS will cause to be issued in exchange for the lost, stolen or destroyed certificate the applicable number of CDSS Shares.

(e)           Cancellations; Transfers.  As of the Closing of the Merger, the Company Shares and warrants and options to purchase same (collectively, “Company Securities”) will be deemed canceled and will cease to exist, and each holder of a Company Security will cease to have any rights with respect thereto, other than those expressly set forth in this Section 1.E(5). After the Closing, transfers of Company Shares outstanding prior to the Closing will not be made on the stock transfer books of Surviving Corporation. Notwithstanding anything to the contrary herein, none of the Surviving Corporation or any Party shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

F.             Employment Agreements.  Effective as of the Closing, CDSS and Michael Samuel shall enter into a two-year employment agreement on mutually agreeable terms under which Mr. Samuel shall serve as Chairman and Chief Executive Officer of CDSS.

G.            Stockholders Agreement.  The Parties, Mr. Samuel, Mr. Solomon and the officers, directors and the new investors in CDSS prior to the Closing (Mr. Solomon and such officers, directors and investors are referred to as the “Prior Holders”) shall enter into a Stockholders Agreement on mutually agreeable terms and containing terms including:

(i)           terms related to the CDSS board of directors, which shall consist of three members, consisting of Mr. Samuel and two independent designees of Mr. Samuel; and committee assignments for the board of directors of CDSS after the Closing;

(ii)           terms related to the resale of shares of CDSS (including without limitation (1) the agreement of CDSS to file within thirty days after Closing a registration statement on Form S-1 covering only certain shares held by the Prior Holders, with a liquidated damages provision of 1.5% of the CDSS shares received by the former principal shareholders of the Company for each 15-day period in the event the registration statement is not filed within such thirty-day period, and to obtain the effectiveness of such registration statement within 60 days after filing, with a liquidated damages provision of 1.5% of the CDSS shares received by the former principal shareholders of the Company for each 15-day period after such 60-day period if the registration statement is not effective within such 60-day period or successive 15-day period, and (2) the agreement of CDSS to file within 65 days after the Closing a registration statement on Form S-8 covering only shares held by the Prior Holders that are permitted to be included on a Form S-8, with a liquidated damages provision of 1.5% of the CDSS shares received by the former principal shareholders of the Company for each 15-day period in the event the Form S-8 registration statement is not filed and effective within such 65-day period); provided, that CDSS shall not file any registration statement including CDSS shares held by former Company shareholders for a period ending 90 days after effectiveness of the registration statements referred to above;

(iii)           during the period ending twelve (12) months after the Closing, should CDSS require stock to finance its operations or expansion, as determined in the sole discretion by the CDSS board of directors, CDSS may make a capital call on  Ice Nine, L.L.C. to contribute and return to treasury stock CDSS shares of up to 40,000,000 shares of Ice Nine’s shares of common stock (the “Annotated Shares”) sufficient to raise the additional capital without dilution to other CDSS shareholders.  At the sole discretion of Ice Nine, Ice Nine may fulfill this obligation by contributing cash sufficient to raise the additional capital without dilution to other CDSS shareholders.  If Ice Nine is unwilling or incapable of contributing the Annotated Shares or cash, then CDSS will make capital calls on the remaining Company Holders to contribute such shares as are necessary for the operations or expansion.  At the sole discretion of the shareholders upon whom the call is made, said shareholders may fulfill this obligation by contributing cash sufficient to raise the additional capital without dilution to other CDSS shareholders;

(iv)           neither CDSS nor any other person acting on its behalf will provide to the Prior Holders or their agents or counsel with any information that constitutes or might constitute material, non-public information after the Closing;

(v)            lockup agreements for all officers and directors of post-Closing CDSS and certain former shareholders of the Company until the one year anniversary after the date of effectiveness of the registration statement referred to above; and

(vi)           other customary matters.

2.             Conditions to Obligations to Close.

A.            Conditions to Obligations of CDSS. The obligation of each of CDSS and Merger Sub to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(1)           The representations and warranties of the Company set forth in Section 4 will be true and correct in all material respects as if made at and as of the Closing, except to the extent that such representations and warranties are qualified by the term “material,” or contain terms such as “Adverse Effect” or “Adverse Change,” in which case such representations and warranties as so written, including the term “material” or “Material,” will be true and correct in all respects at and as of the Closing;

(2)           The Company will have performed and complied with all of its covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by the term “material,” or contain terms such as “Adverse Effect” or “Adverse Change,” in which case Company will have performed and complied with all of such covenants as so written, including the term “material” or “Material,” in all respects through the Closing;

(3)           There will not be any judgment, order, decree or injunction in effect that would (a) prevent consummation of any of the transactions contemplated by this Agreement, (b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (c) adversely affect the right of CDSS to own the capital stock of the Surviving Corporation and to control the Surviving Corporation and its Subsidiaries, or (d) adversely affect the right of any of the Surviving Corporation and its Subsidiaries to own its assets and to operate its business;

(4)           The Company and its Subsidiaries will not have engaged in any practice, taken any action, or entered into any transaction outside the Ordinary Course of Business which results in a Material Adverse Effect;

(5)           The Merger will have been duly approved by the requisite number of the Company Holders;

(6)           The Company will have delivered to CDSS a certificate to the effect that each of the conditions specified in Sections 2.A(1)-(5) is satisfied in all respects; and

(7)           The Company will have delivered to CDSS an executed counterpart of the Merger Certificate;

(8)            The CDSS board of directors shall have approved this Agreement and the Closing, and such approval shall not have been withdrawn or terminated as of the Closing, and which approval shall not be unreasonably withheld by the CDSS board of directors;

(9)            CDSS shall have raised at least $1,250,000  in cash in an equity offering and shall have at least such amount in its bank accounts;

(10)           CDSS shall be satisfied with the results of its legal, financial and business due diligence investigations of the Company; and

(11)           The CDSS Stockholders shall have approved this Agreement and the transactions contemplated hereby.

CDSS and the Merger Sub may waive any condition specified in this Section 2.A if it or they execute a writing so stating at or prior to the Closing.

B.             Conditions to the Company’s Obligation. The obligation of the Company to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(1)           The representations and warranties of CDSS and the Merger Sub set forth in Section 5 will be true and correct in all material respects at and as of the Closing, except to the extent that such representations and warranties are qualified by the term “material,” or contain terms such as “Adverse Effect” or “Adverse Change,” in which case such representations and warranties as so written, including the term “material” or “Material,” will be true and correct in all respects at and as of the Closing;

(2)           Each of CDSS and the Merger Sub will have performed and complied with all of its covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by the term “material,” or contain terms such as “Adverse Effect” or “Adverse Change,” in which case CDSS and, in the case of the Closing of the Merger, the Merger Sub will have performed and complied with all of such covenants as so written, including the term “material” or “Material,” in all respects through the Closing;

(3)           There will not be any judgment, order, decree or injunction in effect that would (a) prevent consummation of any of the transactions contemplated by this Agreement, or (b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation;

(4)           CDSS and its Subsidiaries will not have engaged in any practice, taken any action, or entered into any transaction outside the Ordinary Course of Business which results in a Material Adverse Effect;

(5)           The Merger will have been duly approved by the requisite number of CDSS Stockholders;

(6)           CDSS will have delivered to the Company a certificate to the effect that each of the conditions specified in Sections 2.B(1)-(5) is satisfied in all respects;

(7)           CDSS will have delivered to the Company an executed counterpart of the Merger Certificate;

(8)           CDSS shall have raised at least $1,250,000  in cash in an equity offering and shall have at least such amount in its bank accounts;

(9)           CDSS will have delivered to Company the resignations, effective as of the Closing, of each director and officer of CDSS and its Subsidiaries.

The Company may waive any condition specified in this Section 2.B if it executes a writing so stating at or prior to the Closing.

3.             Covenants.

(i)            Pre-closing Covenants.  The Parties agree as follows with respect to the period from and after the execution of this Agreement until the Closing or termination of this Agreement:

A.           General. Each of the Parties will use its best efforts to prepare, execute and deliver all documents, take all actions and do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement as soon as practicable, including the satisfaction, but not waiver, of all of the Closing conditions set forth in Section 2.

B.            Notices. The Company will give any notices (and will cause each of its Subsidiaries to give any notices) to third parties, and will use its best efforts to obtain (and will cause each of its Subsidiaries to use its best efforts to obtain) any necessary third-party consents.

C.            SEC and State Filings. Each of the Parties will, and will cause each of its Subsidiaries to, give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of Governmental Authorities in connection with the matters referred to herein.

D.            Further Cooperation. The filing Party in each instance will use its best efforts to respond to the comments of the SEC or any state Governmental Authorities on any filings and will make any further filings, including amendments and supplements, in connection therewith that may be necessary, proper, or advisable. CDSS will provide the Company, and the Company will provide CDSS, with whatever information and assistance in connection with the foregoing filings the filing Party may request.

E.            Reasonable Access. The Company and CDSS will (and will cause each of their Subsidiaries to) permit representatives of CDSS and the Company (including legal counsel and accountants) to have reasonable access, during normal business hours and on reasonable notice, to all information (including tax information) concerning its business, properties and personnel, subject to the confidentiality obligations set forth in Section 3.G.

F.            Notice of Developments. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of its own representations and warranties in this Agreement. No disclosure by any Party pursuant to this Section 3.F, however, will be deemed to amend or supplement the Company Disclosure Schedule or the CDSS Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

G.           Confidentiality.  Except as and to the extent required by law or securities law disclosure obligations, neither Party will disclose or use, and each Party will direct its representatives not to disclose or use to the detriment of the disclosing Party, any Confidential Information (as defined below) with respect to such disclosing Party furnished, or to be furnished, by such disclosing Party or its representatives to such recipient Party or its representatives at any time or in any manner other than in connection with its evaluation of the transactions contemplated by this Agreement. For purposes of this Agreement, “Confidential Information” means any information about a disclosing Party stamped “confidential” or identified as such by a disclosing Party promptly following its disclosure, unless (a) such information is already known to the recipient Party or its representatives or to others not bound by a duty of confidentiality at the time of its disclosure or such information becomes publicly available through no fault of such recipient Party or its representatives; (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the proposed transactions; or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings. Upon the written request of a Party, the recipient Party will promptly return to the disclosing Party or destroy any Confidential Information in its possession and certify in writing to the disclosing Party that it has done so.  The Company understand and acknowledge that CDSS is a public corporation subject to the rules and regulations of the SEC and, as such, some or all of the Confidential Information of CDSS may constitute material nonpublic information. Accordingly, the Company agree that neither they nor their representatives shall trade in the securities of CDSS while in the possession of such material nonpublic information.  Furthermore, the Company agree that they shall not disclose the Confidential Information of CDSS to others whom they have reason to believe would trade in securities of CDSS with the benefit of such material nonpublic information. The Company and their representatives agree to maintain the confidentiality of all Confidential Information of CDSS that constitutes material nonpublic information and refrain from trading in the securities of CDSS in compliance with the SEC’s regulations, including without limitation Rule 10b-5 and Regulation FD.

H.           Exclusive Dealing.  The Company and Mr. Samuel will not, directly or indirectly, through any representative or otherwise, solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept or consider any proposal of any other person relating to the acquisition of the Company, its securities, assets or business, in whole or in part, or any business similar to that of the Company, whether directly or indirectly, through purchase, merger, consolidation or otherwise (other than sales of inventory in the ordinary course); and the Company will immediately notify CDSS regarding any contact between the Company or its representatives and any other person regarding any such offer or proposal or any related inquiry.

I.           Conduct of Business. During the period from the date hereof until the Closing, the Company shall operate its business in the ordinary course and refrain from any extraordinary transactions; provided, that the Company shall obtain any required audits necessary for the completion of the transactions contemplated hereby.

J.           Information Statement.  CDSS agrees that as promptly as practicable following the date of this Agreement it shall prepare and file an information statement on Form 14C or if required a proxy statement on Form 14A (the “Information Statement”).  CDSS shall use commercially reasonable efforts to cause the Information Statement to be mailed to its stockholders at the earliest practicable date following such filing.  In connection with the foregoing, the Company shall furnish to CDSS (and be responsible for) all information related to it and its officers, directors and greater than five percent stockholders (including without limitation D&O questionnaires) as is required to be included in the Information Statement.  If at any time prior to the Closing any event with respect to the Company or with respect to other information supplied by the Company for inclusion in the Information Statement shall occur which is required to be described in an amendment of, or a supplement to, the Information Statement, the Company shall provide written notice thereof to CDSS and such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated.

4.             Company’s Representations and Warranties.
The Company represents and warrants to CDSS that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing, as though made then and as though the Closing were substituted for the date of this Agreement throughout this Section 4, except as set forth in the disclosure schedule provided by the Company to CDSS (the “Company Disclosure Schedule”) corresponding to the Section of this Agreement, to which any of the following representations and warranties specifically relate, or as disclosed in another section of the Company Disclosure Schedule, if it is reasonably apparent on the face of the disclosure that it is applicable to another Section of this Agreement:

A.           Organization, Qualification, and Power. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation. Each of the Company and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. The Company and its Subsidiaries have full corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

B.           Capitalization. The entire authorized capital of the Company consists solely of 1,000,000,000 shares of common stock, all of which shares are issued and outstanding. All of the issued and outstanding Company Shares have been duly authorized and are validly issued, fully paid, non-assessable and free of preemptive rights, and were issued in compliance with all applicable state and federal securities laws. There are no: (1) other outstanding or authorized shares, options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments of any kind that could require the Company to issue, sell, or otherwise cause to become outstanding any of its securities; (2) equity securities, debt securities or instruments convertible into or exchangeable for shares of such securities; or (3) outstanding or authorized unit appreciation, phantom unit, profit participation, or similar rights with respect to the Company.

C.           Authorization of Transaction. The Company has all requisite power and authority, including full corporate power and authority, to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary action by the Company and, except as set forth herein, no other proceedings on the part of the Company and no shareholder vote or consent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company. This Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which the Company is a party constitutes the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

D.           Non-Contravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company or any of its Subsidiaries is subject or any provision of the charter or company agreement of the Company or any of its Subsidiaries, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company or any of its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets). Other than in connection with the provisions of the DGCL, the Exchange Act, the Securities Act, and state securities laws, neither the Company nor any of its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

E.           Full Disclosure; No Disqualification.  No representation or warranty, exhibit or schedule furnished by or on behalf of the Company in this Agreement or any other document delivered in connection herewith contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.  The Company has no knowledge of any facts pertaining to the Company, its business or its assets that could have an Adverse Effect and that have not been disclosed in this Agreement or the schedules and exhibits hereto, except for any facts relating solely to general economic, business or political developments affecting the economy generally.  Neither the Company nor any officer, director or greater than 5% stockholder of the Company has been (a) subject to voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his business or property; (b) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (c) subject to any order, judgment, or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him from engaging, or otherwise imposing limits or conditions on his engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company; (d) found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated any federal or state securities, commodities or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated; or (e) the subject to any of the matters set forth under the disqualification provisions set forth in Rule 262(a) or (b) under the Securities Act.

F.           Financial Statements. Prior to the Closing, the Company shall have delivered to CDSS: (a) audited consolidated balance sheets of the Company as at December 31, in each of the years 2007 through 2009, and the related audited consolidated statements of income, changes in stockholders’ equity, and cash flow for each of the fiscal years then ended, together with the report thereon of Hannis T. Bourgeois independent registered public accounting firm, (b) a consolidated balance sheet of the Company as at December 31, 2009 (including the notes thereto, the “Balance Sheet”), and the related consolidated statements of income, changes in stockholders’ equity, and cash flow for the fiscal year then ended, together with the report thereon of Hannis T. Bourgeois, independent registered public accounting firm, and (c) an unaudited consolidated balance sheet of the Company as at February 28, 2010 (the “Interim Balance Sheet”) and the related unaudited consolidated statements of income, changes in stockholders’ equity, and cash flow for the two months then ended, including in each case the notes thereto. Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders’ equity, and cash flow of the Company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the Balance Sheet); the financial statements referred to in this section reflect the consistent application of such accounting principles throughout the periods involved. No financial statements of any Person other than the Company are required by GAAP to be included in the consolidated financial statements of the Company.

The Company has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary, (1) to permit preparation of financial statements in conformity with GAAP or any other criteria applicable to such statements and (2) to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any difference.

G.           Events Subsequent to Year End. Since December 31, 2008, there has not been any Adverse Change.

H.           Litigation. There is no action, suit, legal or administrative proceeding or investigation pending, or to the Company’s Knowledge threatened, against or involving the Company (either as a plaintiff or defendant) before any court or governmental agency, authority, body or arbitrator. Neither the Company nor to its Knowledge any director, officer, shareholder or employee of the Company, has been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the business, assets, or properties of the Company. There is not in existence on the date hereof any order, judgment or decree of any court, tribunal or agency enjoining or requiring the Company to take any action of any kind with respect to its business, assets or properties.

I.           Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liability of any kind, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for Taxes, except for (i) liabilities set forth on the face of the balance sheet dated as of December 31, 2009 (rather than in any notes thereto), and (ii) liabilities that have arisen after December 31, 2009 in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

J.           Compliance with Laws. To its Knowledge, (a) the Company has all requisite licenses, permits and certificates, including environmental, health and safety permits, from federal, state and local authorities necessary to conduct its business and own and operate its assets including, without limitation all necessary approvals, licenses, except where the failure to have such permits would not reasonably be expected to have an Adverse Effect; (b) the Company is not in violation of any law, regulation or ordinance (including, without limitation, laws, regulations or ordinances relating to building, zoning, environmental, disposal of hazardous waste, land use or similar matters) relating to its properties, the enforcement of which would have an Adverse Effect; and (c) the business of the Company as conducted since January 1, 2008, and to the Knowledge of the current officers and directors of the Company since inception, has not violated, and as of the Closing does not violate, in any material respect, any federal, state, local or foreign laws, regulations or orders, the enforcement of which would have an Adverse Effect. Company has not had notice or communication from any federal, state or local governmental or regulatory authority or otherwise of any such violation or noncompliance.

K.           Brokers’ Fees. Neither the Company nor any of its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

L.           Tax Treatment. The Company operates at least one significant historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Treas. Reg. §1.368-1(d). Neither the Company nor, to the Knowledge of the Company, any of its Affiliates has taken or agreed to take action that would prevent the Merger from constituting a tax-free reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

5.             Representations and Warranties of CDSS.

Each of CDSS and Merger Sub represents and warrants to the Company that the statements contained in this Section 5 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing (as though made then and as though the Closing were substituted for the date of this Agreement throughout this Section 5, except as set forth in the except as set forth in the CDSS SEC Reports or the disclosure schedule provided by CDSS to the Company (the “CDSS Disclosure Schedule”) corresponding to the Section of this Agreement, to which any of the following representations and warranties specifically relate, or as disclosed in another section of the CDSS Disclosure Schedule, if it is reasonably apparent on the face of the disclosure that it is applicable to another Section of this Agreement, or in the CDSS SEC Reports:

A.           Organization, Qualification, and Corporate Power. Each of CDSS and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of CDSS and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. CDSS and its Subsidiaries have full corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

B.           Capitalization. The entire authorized capital stock of CDSS consists solely of 100,000,000 shares of common stock, of which 34,318,230 shares are issued and outstanding, and 1,000,000 shares of preferred stock, none of which are issued or outstanding; provided, that CDSS intends to increase its authorized capital to 500,000,000 shares of common stock, to effect a reverse stock split and  issue additional shares to the new investors, as set forth above, and CDSS has issued a convertible note to its CEO convertible into 228,788,200 shares of common stock.  As of the Closing, the CEO of CDSS shall have fully converted his convertible note and shall have obtained the 228,788,200 shares of common stock called for in the note (or have waived his right to certain of such shares in connection with either cash payment or forgiveness of a portion of the convertible note). All of the issued and outstanding CDSS Shares have been duly authorized and are validly issued, fully paid, non-assessable and free of preemptive rights, and were issued in compliance with all applicable state and federal securities laws. There are no: (1) other outstanding or authorized shares, options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments of any kind that could require CDSS to issue, sell, or otherwise cause to become outstanding any of its capital stock.; (2) equity securities, debt securities or instruments convertible into or exchangeable for shares of such stock; or (3) outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to CDSS.

C.           Authorization of Transaction. CDSS has all requisite power and authority, including full corporate power and authority, to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by CDSS and the consummation by CDSS of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action by CDSS and, except as set forth herein, no other corporate proceedings on the part of CDSS and no shareholder vote or consent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by CDSS. This Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which CDSS is a party constitutes the valid and legally binding obligations of CDSS, enforceable against CDSS in accordance with their respective terms.

D.           Non-Contravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which CDSS or any of its Subsidiaries is subject or any provision of the charter or bylaws of CDSS or any of its Subsidiaries, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which CDSS or any of its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets). Other than in connection with the provisions of the DGCL, the Exchange Act, the Securities Act, and state securities laws, neither CDSS nor any of its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

E.           Filings with SEC. CDSS has timely made all filings with the SEC that it has been required to make under the Securities Act and the Exchange Act (collectively the “CDSS Public Reports”) since January 1, 2008.  Each of the CDSS Public Reports has complied with the Securities Act and the Exchange Act in all material respects. None of the CDSS Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

F.           Financial Statements. CDSS has filed an annual report on Form 10-K for the fiscal year ended December 31, 2008 (“Year End”) and a quarterly report on Form 10-QSB for the fiscal quarter ended September 30, 2009 (“Quarter End”). The financial statements included in or incorporated by reference into these CDSS Public Reports (including the related notes and schedules) have been prepared in accordance with GAAP throughout the periods covered thereby, present fairly the financial condition of CDSS and its Subsidiaries as of the indicated dates and the results of operations of CDSS and its Subsidiaries for the indicated periods and are correct and complete in all respects, and are consistent with the books and records of CDSS and its Subsidiaries; provided, however, that the interim statements are subject to normal year-end adjustments.

G.           Events Subsequent to Year End. Since Year End and Quarter End, there has not been any Adverse Change.

H.           Litigation. There is no action, suit, legal or administrative proceeding or investigation pending, or to CDSS’ Knowledge threatened, against or involving CDSS (either as a plaintiff or defendant) before any court or governmental agency, authority, body or arbitrator. Neither CDSS nor to its Knowledge any officer, director or employee of CDSS, has been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the business, assets, or properties of CDSS. There in existence on the date hereof any order, judgment or decree of any court, tribunal or agency enjoining or requiring CDSS to take any action of any kind with respect to its business, assets or properties.

I.           Undisclosed Liabilities. Neither CDSS nor any of its Subsidiaries has any liability of any kind, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for Taxes, except for (i) liabilities set forth on the balance sheet dated as of Year End and Quarter End (including any notes thereto), and (ii) liabilities that have arisen after Year End and Quarter End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

J.            Compliance with Laws. To its Knowledge, (a) CDSS has all requisite licenses, permits and certificates, including environmental, health and safety permits, from federal, state and local authorities necessary to conduct its business and own and operate its assets including, without limitation all necessary approvals, licenses, except where the failure to have such permits would not reasonably be expected to have an Adverse Effect; (b) CDSS is not in violation of any law, regulation or ordinance (including, without limitation, laws, regulations or ordinances relating to building, zoning, environmental, disposal of hazardous waste, land use or similar matters) relating to its properties, the enforcement of which would have an Adverse Effect; and (c) the business of CDSS as conducted since October 1, 2009, and to the Knowledge of the current officers and directors of CDSS since inception,  has not violated, and as of the Closing does not violate, in any material respect, any federal, state, local or foreign laws, regulations or orders, the enforcement of which would have an Adverse Effect. CDSS has not had notice or communication from any federal, state or local governmental or regulatory authority or otherwise of any such violation or noncompliance.

K.            Brokers’ Fees. Neither CDSS nor any of its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

L.            Tax Treatment. Neither CDSS nor Merger Sub nor, to the Knowledge of CDSS, any of their Affiliates has taken or agreed to take action that would prevent the Merger from constituting a tax-free reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

M.           Operations of Merger Sub. Merger Sub is a direct, wholly-owned subsidiary of CDSS, was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

6.           Termination of Merger Transaction.

A.            Termination. Any of the Parties may terminate this Agreement only as follows:

(1)           CDSS may terminate this Agreement by giving written notice to the Company at any time prior to the Closing in the event:

(a)     of an Uncured Breach by the Company;

(b)     CDSS is not reasonably satisfied with the results of its due diligence regarding the Company;

(c)     the Closing shall not have been consummated on or before close of business on April 30, 2010; or

(d)     the board of directors of CDSS determines in good faith that the failure to terminate this Agreement would constitute a breach of the fiduciary duties of the CDSS board of directors to the CDSS stockholders under applicable law.

(2)           The Company may terminate this Agreement by giving written notice to CDSS and Merger Sub at any time prior to the Closing in the event:

(a)           of an Uncured Breach by CDSS or Merger Sub; or

(b)           the Closing shall not have been consummated on or before close of business on April 30, 2010.

(3)           Either Party may terminate this Agreement if a Governmental Authority of competent jurisdiction shall have issued an order or taken any other action, in each case which has become final and non-appealable, and which permanently restrains, enjoins or otherwise prohibits the Closing.

B.           Effect of Termination. If this Agreement is terminated pursuant to Section 6.A, the Parties shall no further obligation of any kind; provided, however, that if the transactions contemplated by this Agreement are not consummated because of a material misrepresentation of the Company or if the Company elects to terminate this Agreement for any reason, the Company shall pay to CDSS the lesser of (i) $75,000 and (ii) total amount of due diligence expenses and legal fees and expenses incurred by CDSS.

7.             Definitions.

“Adverse Effect” or “Adverse Change” means any effect or change that would be, or could reasonably be expected to be, materially adverse to the business, assets, financial condition, operating results, operations, or business prospects of the Company or CDSS, as appropriate, or to the ability of the Company or CDSS, as appropriate, to consummate timely the transactions contemplated by this Agreement, regardless of whether or not such adverse effect or change can be or has been cured at any time or whether CDSS or the Company, as appropriate, has knowledge of such effect or change on the date hereof, including any adverse change, event, development, or effect arising from or relating to: (a) general business or economic conditions, including such conditions related to the business of the Company or CDSS, as appropriate, (b) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (c) financial, banking, or securities markets, including any general suspension of trading in, or limitation on prices for, securities on any national exchange or trading market, (d) changes in GAAP, (e) changes in laws, rules, regulations, orders, or other binding directives issued by any governmental entity, and (f) the taking of any action contemplated by this Agreement and the other agreements contemplated hereby.

“Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

“Affiliated Group” means any affiliated group within the meaning of Code §1504(a) or any similar group defined under a similar provision of state, local or foreign law.

“Code” means the Internal Revenue Code of 1986, as amended, or any succeeding law.

“CDSS SEC Reports” means each report, schedule, registration statement, definitive proxy statement and other document required to be filed by CDSS and its predecessors and officers and directors under the Exchange Act or the Securities Act as such documents have been amended since the time of their filing.

“DGCL” means the General Corporation Law of the State of Delaware, as amended.

“Dissenting Share” means any Company Share held of record by any stockholder who has exercised applicable appraisal rights under the DGCL.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

“GAAP” means United States generally accepted accounting principles as in effect from time to time, consistently applied.

“Governmental Authority” means any national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

“Knowledge” means actual knowledge after reasonable investigation.

“NASD” means NASD, Inc. or any successor organization which regulates and administers trading in OTC Bulletin Board securities.

“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice, including with respect to nature, quantity and frequency.

“OTC Bulletin Board” means the over-the-counter bulletin board trading of securities administered by the NASD.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a governmental entity (or any department, agency, or political subdivision thereof).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the regulations promulgated thereunder.

“Holder Approval” means the effective affirmative vote of the holders of a majority of the Company Shares or CDSS Shares, as the case may be, in favor of this Agreement and the Merger.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (b) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons owns a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons will be allocated a majority of such business entity’s gains or losses or will be or control any managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” will include all Subsidiaries of such Subsidiary.

“Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code §59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Uncured Breach” means an unexcused breach of any material representation, warranty or covenant contained in this Agreement, in any material respect, following written notice reasonably specifying the breach and the demanded manner of cure, if and when the breach has continued without cure for a period of five (5) days after the notice of breach.

8.             General.

A.           Press Releases and Public Announcements. No Party will issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith based upon advice of counsel is required by applicable law or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing Party will use its best efforts to advise the other Party prior to making the disclosure).

B.           No Third-Party Beneficiaries. This Agreement will not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

C.           Succession and Assignment. This Agreement will be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

D.           Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

E.           Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder will be deemed duly given (i) when delivered personally to the recipient, (ii) one (1) business day after being sent to the recipient by reputable overnight courier service, (iii) one (1) business day after being sent to the recipient by facsimile transmission or electronic mail, or (iv) four (4) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to CDSS or Merger Sub:

    CDSS Wind Down, Inc.
    2100 McKinney Avenue, Suite 1500
    Dallas, TX 75201
Attn: Steven B. Solomon
Fax: (214) 520-0034
Email: ssolomon@palmazscientific.com

With a copy (which shall not constitute notice) to:

Shackelford, Melton & McKinley, LLP
3333 Lee Parkway, Suite 500
Dallas, TX 75219
Attn: David A. Wood
Fax: (214) 780-1401
Email: dwood@shacklaw.net

If to Company:

Green Energy Management Services, Inc.
3401 North Miami Avenue, Suite 240Miami, FL 33127
Attention: Michael Samuel
Fax: (305) 726-2301

With a copy (which shall not constitute notice) to:

Michael W. Hill
201 St. Charles Avenue, Suite 3702
New Orleans, LA  70170

Fax: (504) 525-2205
Email: neworleansbarrister@yahoo.com

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

F.           Governing Law. This Agreement will be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

G.           Arbitration. In the event of a dispute, controversy or claim arising out of, related to or in any way concerning this Agreement (a “Dispute”), the parties will attempt informal negotiation of the Dispute.  In the event that no mutually agreeable resolution is reached within ten (10) days of the first written notice of a Dispute, either party may either request mediation or demand arbitration of the Dispute or Disputes.  If a Dispute shall be referred to mediation, such mediation shall continue for a period of 30 days (or such longer period as the parties may agree), and if not resolved by such time, the Dispute will be referred to final and binding arbitration before a retired judge at JAMS or its successor in Dallas, Texas.  The prevailing party shall be awarded its arbitrator, expert and attorney fees, costs and expenses. Any interim or final award of the mediator or arbitrator may be entered in any court of competent jurisdiction.

H.           Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

I.           Attorneys and Expenses. All Parties have been represented by their own separate counsel in connection with this Agreement and the transactions contemplated hereby.  Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this negotiation and preparation of this Agreement and the transactions contemplated hereby.

J.           Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word “including” will mean including without limitation. Time is of the essence of each provision of this Agreement.

K.           Incorporation of Exhibits. The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

L.           Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Closing with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the DGCL. No amendment of any provision of this Agreement will be valid unless the same will be in writing and signed by all of the Parties. No waiver by any Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, will be valid unless the same will be in writing and signed by the Party making such waiver nor will such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such default, misrepresentation, or breach of warranty or covenant.

M.           Survival. All of the representations, warranties, and covenants of the Parties contained in this Agreement shall survive the Closing, and continue in full force and effect for a period of three years thereafter, or the expiration of the applicable statute of limitation.

N.           Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile, each of which will be deemed an original, and all of which together will constitute one and the same instrument.

O.           Entire Agreement. This Agreement, including the attached Exhibits and documents referred to herein, constitutes the entire agreement among the Parties, and supersedes all prior or contemporaneous understandings or agreements, whether written or oral. Neither party has relied upon any promise, representation or undertaking not expressly set forth herein. To the extent that there is any conflict between any provision in this Agreement and any provision in any other agreement to which the Parties are also parties, the provision of this Agreement shall govern.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

CDSS:

CDSS WIND DOWN, INC.

By:	/s/ Steven B. Solomon
Steven B. Solomon
President and Chief Executive Office

MERGER SUB:

CDSS MERGER CORPORATION

By:	/s/ Steven B. Solomon
Steven B. Solomon
President and Chief Executive Officer

COMPANY:

GREEN ENERGY MANAGEMENT SYSTEMS, INC.

By:	/s/ Michael Samuel
Michael Samuel
Chairman and CEO